INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 12, 2008, relating to the consolidated financial statements of Golden Opportunities Corporation.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida
September 9, 2008